SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2015

ML CAPITAL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	33-184636	33-1219511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

16810 East Avenue of the Fountains. Suite 104. Fountain Hills, Arizona 85268

(Address of Principal Executive Offices, Zip Code)

Registrant's telephone number, including area code: (480) 816-5308

________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-l2 under the Exchange Act (17 CFR 240.14a-l 2).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b)).

☐ Pre-com mencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c)).

As used herein, the terms, "we," "us," "our," and the "Company" refers to ML Capital Group, Inc., a Nevada corporation, unless otherwise stated.

Item 3.02 Unregistered Sales of Equity Securities

On June 17, 2015 the Company's Board of Directors approved the issuance of an aggregate of 620,000,000 shares of the Company's Common Stock to four individuals in consideration of the Company's receipt of certain services from each of them.

The sale of the Company 's Common Stock was undertaken without the use of any intermediary and the Company did not pay or incur any fees or commissions in connection with the issuance of the Common Stock. Further, the Company did not receive any cash or other proceeds from the sale of the Common Stock. All of the Common Stock was issued solely in exchange for services rendered.

All of the shares of the Company's Common Stock were issued upon the Company's receipt of a duly executed subscription agreement from each person who was to acquire said shares which included customary assurances that the acquiror was acquiring the shares for investment purposes only and not with a view to a distribution.

Each acquiror further assured the Company that they were sophisticated and experienced and that they had an opportunity to ask questions of the Company's management regarding the Company's financial condition and future prospects and to receive answers to all said questions.

All of the shares to be issued are to be issued with a restricted securities legend pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended. The subscription agreement also included additional covenants to ensure that the Company is able to claim the exemption.

Item 7.01 Regulation FD Disclosure

On June 17, 2015 the Company's Board of Directors approved the issuance of an aggregate of 620,000,000 shares of the Company's Common Stock to four individuals in consideration of the Company's receipt of certain services from each of them.

The sale of the Company's Common Stock was undertaken without the use of any intermediary and the Company did not receive any cash or proceeds from the sale of the Common Stock. All of the Common Stock was issued solely in exchange for services rendered.

The Company is a small company with limited managerial and financial resources and the Company is subject to market, regulatory, and competitive pressures over which it has little or no control.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ML Capital Group, Inc.

Date: June 17, 2015	By:	/s/ Lisa Nelson
Lisa Nelson
President, Chief Executive Officer and Secretary